Exhibit 99.1

Nephros Appoints James S. Scibetta to Board of Directors

NEW YORK, NY — November 20, 2007 - Nephros, Inc. (AMEX: NEP), a medical device company focused on developing advanced filtration products for ESRD therapy and water purification, announced today that Mr. James S. Scibetta was appointed on November 16, 2007 to serve on its Board of Directors.  Mr. Scibetta is a highly-respected healthcare industry executive with more than 19 years of experience in corporate management.

“We are pleased to welcome such an experienced healthcare industry executive to our Board of Directors,” said Norman J. Barta, Chairman and Chief Executive Officer of Nephros.  “Jim brings to Nephros substantial industry knowledge and management experience. As we continue our transition and drive our development and marketing programs forward, Jim’s experience and proven track record in corporate strategy will be a valuable asset to the Company’s Board.”

Mr. Scibetta was most recently Chief Financial Officer of Bioenvision, Inc. from December 2006 until its acquisition by Genzyme, Inc. (Nasdaq: GENZ) in October 2007.  From September 2001 to November 2006, Mr. Scibetta was Executive Vice President & CFO of Merrimack Pharmaceuticals, Inc., a biopharmaceutical company focused on discovery and development of novel therapies for autoimmune disease and cancer, and he was a member of the Board of Directors of Merrimack from April 1998 to March 2004.  Mr. Scibetta formerly served as a senior investment banker at Shattuck Hammond Partners, LLC from 1997 to 2001 and PaineWebber Inc. from 1988 to 1997, providing capital acquisition, M&A and strategic advisory services to healthcare companies.

Mr. Scibetta is currently a member of the Board of Directors and Audit Committee Chairman of Labopharm, Inc. (Nasdaq:DDSS, TSX:DDS), an international specialty pharmaceutical company focused on improving existing drugs by incorporating its proprietary, advanced controlled-release technologies.

“I am honored to join Nephros’ Board of Directors,” said Mr. Scibetta. “I look forward to working actively with the entire Nephros management team as they move the Company’s products forward and advance the Company's strategic business objectives.”

Mr. Scibetta holds a B.S. in Physics from Wake Forest University, and an M.B.A. in Finance from the University of Michigan. He completed executive education studies in the Harvard Business School Leadership & Strategy in Pharmaceuticals and Biotechnology program.

AMEX Listing Compliance

On September 27, 2007, Nephros received a warning letter from the American Stock Exchange ("the AMEX") stating that the staff of the Amex Listing Qualifications Department has determined that Nephros was not in compliance with Section 121B(2)(c) of the Amex Company Guide, requiring that at least 50% of the directors of the Board of Directors of Nephros are independent directors.  Pursuant to the warning letter, the AMEX allowed Nephros until December 26, 2007 to regain compliance with the independence requirement.

As a result of the appointment of Mr. Scibetta as an independent Director to Nephros’ Board, the Company believes that it now fulfills the requirements of Section 121B(2)(c) of the Amex Company Guide.

About Nephros, Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system is designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company's patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With an initial focus on health care, the DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward-Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements include statements regarding the efficacy and intended use of the Company's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to satisfy its obligations when they become due and payable and meet its anticipated cash needs and may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange's continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards; (iv) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (v) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vii) HDF therapy may not be accepted in the United States and/or Nephros' technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros' products; (viii) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (ix) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (x) FDA approval relating to Nephros' OLpur HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros' Quarterly Reports filed with the SEC on Form 10-QSB for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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Contact:
     CONTACTS:
     Norman J. Barta
     Nephros, Inc.
     212 781-5113

     Paul G. Henning
     Cameron Associates
     212 554-5462
    phenning@cameronassoc.com